EXHIBIT 99.1

For Immediate Release	Contact: Dan Kelly
January 19, 2006	(919) 774-6700

The Pantry Announces Strong Preliminary First Quarter Financial Results

Raises Fiscal 2006 EPS Guidance to $2.95 - $3.05

Schedules Release of Quarterly Results and Conference Call

Sanford, North Carolina, January 19, 2006 – The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced preliminary financial results for its first fiscal quarter ended December 29, 2005.

Subject to final adjustments, the Company expects to report earnings per share for the quarter in a range between $1.43 and $1.48, more than double its earnings per share of $0.59 in the corresponding period last year. The estimated results for the first quarter of fiscal 2006 include approximately $0.05 per share in expenses related to the Company’s recent refinancing of its credit facilities.

President and Chief Executive Officer Peter J. Sodini said, “Profitability in our gasoline operations benefited from unusually favorable market conditions that carried over from the previous quarter into October and November. We also benefited from solid gains in comparable store merchandise sales and gasoline gallons sold which were both up nearly 5%. Reflecting the strength in our first quarter, we now expect earnings per share, excluding any pending or future acquisitions, for our full fiscal year of between $2.95 and $3.05, an increase from our previous guidance range of $2.80 to $2.90. Included in this guidance is our expectation that gasoline margins will be more in line with historical levels going forward with normal seasonal weakness in our second quarter.”

Additional information will be available when final first quarter results are announced. The Company expects to release results for the quarter on Thursday, January 26, 2006 and to host a conference call that day at 10:00 a.m. Eastern Time. The conference call will be broadcast live over the Internet and will be accessible at www.thepantry.com or www.companyboardroom.com. A replay will be available at these sites until February 1, 2006.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, with net sales for fiscal 2005 of approximately $4.4 billion. As of December 29, 2005, the Company operated 1,401 stores in eleven states under select banners including Kangaroo Express(SM), our primary operating banner, Golden Gallon(R), and Cowboys(SM). The Pantry’s stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; the ability of the Company to integrate acquisitions into its operations; fluctuations in domestic and global petroleum and gasoline markets; changes in the competitive landscape of the convenience store industry, including gasoline stations and other non-traditional retailers located in the Company’s markets; the effect of national and regional economic conditions on the convenience store industry and the markets we serve; the effect of regional weather conditions on customer traffic; financial difficulties of suppliers, including our principal suppliers of gas and merchandise, and their ability to continue to supply our stores; environmental risks associated with selling petroleum products; governmental regulations, including those regulating the environment; and acts of war or terrorist activity. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company’s estimates and plans as of January 19, 2006. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.